Meetings With Investors November 30, 2021

Forward Looking Statements This material and any oral statements made in connection with this material include "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Statements made which provide the Company’s or management’s intentions, beliefs, expectations or predictions for the future are forward-looking statements and are inherently uncertain. The opinions, forecasts, projections or other statements other than statements of historical fact, including, without limitation, plans and objectives of management of the Company are forward-looking statements. It is important to note that actual results could differ materially from those discussed in such forward-looking statements. Important factors that could cause actual results to differ materially include the risk factors and other cautionary statements contained from time to time in the Company’s SEC filings, which may be obtained by contacting the Company or the SEC. These filings are also available through the Company’s web site at http://www.patenergy.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement. Statements made in this presentation include non-U.S. GAAP financial measures. The required reconciliation to U.S. GAAP financial measures are included on our website and/or at the end of this presentation.

Contract Drilling Patterson-UTI Drilling is a leading provider of super-spec drilling rigs with a large footprint across U.S. drilling markets. Pressure Pumping Universal is a full-service pressure pumping company and a leading provider of hydraulic fracturing services, including Simul-Frac services, primarily in Texas and Appalachia. Directional Drilling MS Directional is a leading directional drilling services provider including latest technology with Mpact® performance motors, and Mercury™ measurement while drilling ("MWD") systems. Superior QC provides cloud-based advanced data analytics services to improve accuracy of horizontal wellbore placement. 3

Q3 Earnings Call Main Points Pioneer Acquisition PTEN closed on the Pioneer Energy Services acquisition, including 17 rigs in the U.S. and 8 rigs in Colombia Macro Outlook PTEN’s activity demand projection shows U.S. industry rig count could increase to 650-700 rigs in 2022 Leading edge day rates on drilling rigs and frac spreads have moved up and we expect this trend to continue, more than offsetting cost inflation Contract Drilling The market for the most capable rigs in the U.S. is tight PTEN is essentially sold out of APEX-XK® and APEX-PK™ rigs in the Permian Pressure Pumping Pressure pumping adjusted EBITDA more than doubled on a 36% increase in revenues In the fourth quarter we plan to add spread 11 and in the first quarter we expect to add spread 12

“Drawworks up on rig floor” design has more clearance for walking over existing wellheads ® Advanced environmental spill control integrated into drill floor Integrated X-Y walking system can make “horseshoe” moves on existing pads Fast moving between pads operating system for performance improvement apps

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100% Natural Gas Generators on Drilling Rigs Dual Fuel Frac Spreads Lithium Batteries on Drilling Rigs Highline Power Automated Engine Management Software

Natural gas engines run on 100% natural gas Also able to utilize local natural gas infrastructure already available thereby reducing the need for diesel fuel transportation and consumption 65+ rigs have already been converted to enable the use of natural gas Dual fuel engines offer fuel flexibility with a fuel mixture of up to 70% natural gas (i.e. natural gas when available and diesel when needed)

Tier IV spreads can substitute up to 85% natural gas Lowers emissions for environmental sustainability PTEN has completed more than 17,000 dual fuel fracturing stages, saving customers more than 13 million gallons of diesel

Patterson-UTI provides in-house electrical engineering, hardware packaging, and installation services to power our rigs off of electric utility lines This full-service offering enables our customers to utilize an optimal power solution on our drilling rig when it comes to emission impacts at the wellsite

Eco-Cell™ is an energy management system that uses stored energy to decrease the number of generators needed online, and keeps the generators running in the most efficient range where they produce the lowest emissions levels and best fuel economy Eco-Cell™ stores energy in lithium batteries when demand is lower than the generator capacity and provides supplemental power to the rig when demand exceeds capacity…all the while maintaining a steady and optimized load on the generators By leveraging stored energy, Eco-Cell™ can optimize fuel efficiency and reduce the carbon footprint of the rig

5.15% senior notes due 2029 3.95% senior notes due 2028 Stockholders’ Equity 29% Net Debt / Total Cap Term loan due June 2022 $1,726 $50 $510 $349 * Balance sheet data as of September 30, 2021. The total debt balance does not reflect discount or debt issuance costs.  Net Debt / Total Cap of 29% net of $191 million of cash.

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